EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLC,

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-100801) of Franklin Resources, Inc. of our report dated October 13, 2005, with respect to the financial statements of the Franklin Resources, Inc. 1998 Employee Stock Investment Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

San Francisco, California

October 25, 2005

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